As filed with the U.S. Securities and Exchange Commission on July 7, 2026.

Registration No. 333-297290

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ELONG POWER HOLDING LIMITED.

(Exact name of registrant as specified in its charter)

Cayman Islands	3690	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3 Yan Jing Li Zhong Jie

Block B, Room 2110, Beijing

People’s Republic of China, 341000

+86 13470017223

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

William S. Rosenstadt, Esq. Mengyi “Jason” Ye, Esq. Yarona L. Yieh, Esq. Ortoli Rosenstadt LLP 366 Madison Avenue, 3rd Floor New York, NY 10017 212-588-0022	M. Ali Panjwani Pryor Cashman LLP 7 Times Square New York, NY 10036 Tel: (212) 421-4100

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the registration statement on Form F-1 (File No. 333-297290) (the “Registration Statement”) is filed solely for the purpose of re-filing Exhibit 23.1. This Amendment No. 1 does not modify any provision of the preliminary prospectus contained in Part I of to the Registration Statement. Accordingly, the preliminary prospectus has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide indemnification of officers and directors, except to the extent that it may be held by the Cayman Islands courts to be contrary to public policy, such as providing indemnification against civil fraud or the consequences of committing a crime.

Our amended and restated memorandum and articles of association currently in force provide that that we shall indemnify our directors and officers, and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

Not applicable.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

See Exhibit Index beginning on page II-4 of this registration statement.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the placement agent at the closing specified in the placement agency agreement, certificates in such denominations and registered in such names as required by the placement agent to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

1.	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2.	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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3.	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate Offering Price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	To include any material information with respect to the Plan of Distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

4.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

6.	To file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering, unless the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

7.	For the purpose of determining any liability under the Securities Act, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, People’s Republic of China, on July 7, 2026.

Elong Power Holding Limited

By:	/s/ Xiaodan Liu
Xiaodan Liu
Chief Executive Officer,

By:	/s/ Yue Liu
Yue Liu
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Xiaodan Liu		Chief Executive Officer	July 7, 2026
Name:	Xiaodan Liu

*		Chief Financial Officer	July 7, 2026
Name:	Yue Liu

*		Director	July 7, 2026
Name:	Zhaohui Yang

*		Director	July 7, 2026
Name:	Tung Kok Keow

*		Director	July 7, 2026
Name:	Kebo Qin

*		Director	July 7, 2026
Name:	Weijun Wang

* By:	/s/ Xiaodan Liu
Xiaodan Liu
Attorney-in-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, NY on July 7, 2026.

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency Global Inc.

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EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Placement Agency Agreement
3.1	Fifth Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 1.1 of the 2025 Annual Report (File No. 001-42416), initially filed with the Securities and Exchange Commission on April 20, 2026).
4.1*	Form of Pre-Funded Warrant
4.2*	Form of Common Warrant
5.1*	Opinion of Appleby, regarding the validity of the Class A Ordinary Shares being registered
5.2*	Opinion of Ortoli Rosenstadt LLP, regarding the validity of the Pre-Funded Warrants and Common Warrants being registered
8.1*	Opinion of Appleby, regarding certain Cayman tax matters (including in Exhibit 5.1)
10.1*	Form of Lock-Up Agreement
10.2*	Form of Securities Purchase Agreement
10.3	Amended and Restated Agreement and Plan of Merger, dated as of February 29, 2024, by and among TMT Acquisition Corp, Elong Power Holding Limited and ELong Power Inc. (incorporated by reference to Exhibit 2.1 of the Amendment No. 1 to the Registration Statement on Form F-4 (File No. 333-280512), as amended, initially filed with the Securities and Exchange Commission on August 1, 2024).
10.4	Form of Lock-Up Agreement (incorporated by reference to Exhibit 10.12 of the Amendment No. 1 to the Registration Statement on Form F-4 (File No. 333-280512), as amended, initially filed with the Securities and Exchange Commission on August 1, 2024).
10.5	Form of Employment Agreement (incorporated by reference to Exhibit 10.13 of the Amendment No. 1 to the Registration Statement on Form F-4 (File No. 333-280512), as amended, initially filed with the Securities and Exchange Commission on August 1, 2024).
10.6	Form of Indemnification Agreement. (incorporated by reference to Exhibit 4.4 to our shell company report on Form 20-F, filed with the Securities and Exchange Commission on November 27, 2024)
10.7	Elong Power Holding Limited 2024 Long-Term Incentive Equity Plan (incorporated by reference to Exhibit 10.14 of the Amendment No. 1 to the Registration Statement on Form F-4 (File No. 333-280512), as amended, initially filed with the Securities and Exchange Commission on August 1, 2024).
10.8	Form of Subscription Agreement with the PIPE Investors (incorporated by reference to Exhibit 10.15 of the Amendment No. 2 to the Registration Statement on Form F-4 (File No. 333-280512), as amended, initially filed with the Securities and Exchange Commission on September 11, 2024).
10.9	Form of Letter Agreement with PIPE Investors and GRACEDAN CO., LIMITED. (incorporated by reference to Exhibit 10.16 of the Amendment No. 3 to the Registration Statement on Form F-4 (File No. 333-280512), as amended, initially filed with the Securities and Exchange Commission on September 27, 2024).
10.10	Amended and Restated Registration Rights Agreement, dated November 21, 2024, by and between the Company and certain security holders. (incorporated by reference to Exhibit 4.8 to our prospectus Form 20-F, filed with the Securities and Exchange Commission on November 27, 2024)
10.11	Amended and Restated Sponsor Support Agreement, dated February 29, 2024 (incorporated by reference to Exhibit 10.9 of the Amendment No. 1 to the Registration Statement on Form F-4 (File No. 333-280512), as amended, initially filed with the Securities and Exchange Commission on August 1, 2024).
10.12	Amended and Restated Shareholder Voting Agreement, dated February 29, 2024 (incorporated by reference to Exhibit 10.10 of the Amendment No. 1 to the Registration Statement on Form F-4 (File No. 333-280512), as amended, initially filed with the Securities and Exchange Commission on August 1, 2024).
10.13	Factory Lease Contract for the C factory building of the Zibo Advanced Manufacturing Industrial Park, dated as of December 15, 2023 (incorporated by reference to Exhibit 10.8 of the Amendment No. 1 to the Registration Statement on Form F-4 (File No. 333-280512), as amended, initially filed with the Securities and Exchange Commission on August 1, 2024).
10.14	Restructuring Framework Agreement of Huizhou Yipeng Energy Technology Co., Ltd, dated as of October 8, 2023 (incorporated by reference to Exhibit 10.6 of the Amendment No. 1 to the Registration Statement on Form F-4 (File No. 333-280512), as amended, initially filed with the Securities and Exchange Commission on August 1, 2024).

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10.15	Enterprise Settlement Agreement for the Gushan standard factory building project of Ganzhou New Energy Automobile Science and Technology City, dated as of August 3, 2023 (incorporated by reference to Exhibit 10.5 of the Amendment No. 1 to the Registration Statement on Form F-4 (File No. 333-280512), as amended, initially filed with the Securities and Exchange Commission on August 1, 2024).
10.16	Letter Agreement, dated March 27, 2023, by and among TMT Acquisition Corp, its officers and directors, and 2TM Holding LP (incorporated herein by reference to Exhibit 10.1 to TMT’s Form 8-K as filed with the Securities and Exchange Commission on March 30, 2023).
10.17	Private Placement Unit Subscription Agreement, dated March 27, 2023, by and among TMT Acquisition Corp and 2TM Holding LP (incorporated herein by reference to Exhibit 10.4 to TMT’s Form 8-K as filed with the Securities and Exchange Commission on March 30, 2023).
10.18	Amended and Restated Securities Subscription Agreement, dated December 31, 2021, between TMT Acquisition Corp and 2TM Holding LP (incorporated by reference to Exhibit 10.2 of the Amendment No. 1 to the Registration Statement on Form F-4 (File No. 333-280512), as amended, initially filed with the Securities and Exchange Commission on August 1, 2024).
10.19	Securities Subscription Agreement, dated August 20, 2021, between TMT Acquisition Corp and 2TM Holding LP (incorporated by reference to Exhibit 10.1 of the Amendment No. 1 to the Registration Statement on Form F-4 (File No. 333-280512), as amended, initially filed with the Securities and Exchange Commission on August 1, 2024).
10.20	Elong Power Holding Limited 2024 Long-Term Incentive Equity Plan (incorporated by reference to Exhibit 10.1 of the Registration Statement on Form S-8, filed with the Securities and Exchange Commission on April 21, 2025).
10.21	Form of Common Warrant from Registered Offering Completed on February 3, 2026 (incorporated by reference to Exhibit 4.19 of the 2025 Annual Report (File No. 001-42416), initially filed with the Securities and Exchange Commission on April 20, 2026).
10.22	Underwriting Agreement, dated February 2, 2026, by and between Elong and Maxim Group LLC (incorporated by reference to Exhibit 4.20 of the 2025 Annual Report (File No. 001-42416), initially filed with the Securities and Exchange Commission on April 20, 2026).
10.23	Form of Second Common Warrant from Registered Offering Completed on February 27, 2026 (incorporated by reference to Exhibit 4.21 of the 2025 Annual Report (File No. 001-42416), initially filed with the Securities and Exchange Commission on April 20, 2026).
10.24	Underwriting Agreement, dated February 26, 2026, by and between Elong and Maxim Group LLC (incorporated by reference to Exhibit 4.22 of the 2025 Annual Report (File No. 001-42416), initially filed with the Securities and Exchange Commission on April 20, 2026).
10.25	Equity Transfer Agreement, dated March 17, 2026, by and among Elong, Elong Power International, and WAY (Hong Kong) Limited (incorporated by reference to Exhibit 4.23 of the 2025 Annual Report (File No. 001-42416), initially filed with the Securities and Exchange Commission on April 20, 2026).
10.26	Debt Settlement Agreement, dated April 8, 2026, by and between the Company and Xiaodan Liu (incorporated by reference to Exhibit 4.24 of the 2025 Annual Report (File No. 001-42416), initially filed with the Securities and Exchange Commission on April 20, 2026).
10.27	Form of Third Common Warrant from Registered Offering Completed on May 18, 2026 (incorporated by reference to Exhibit 4.2 on the Form 6-K, filed with the Securities and Exchange Commission on May 19, 2026).
10.28	Form of Placement Agency Agreement, dated May 15, 2026, by and between Elong and Maxim Group LLC (incorporated by reference to Exhibit 1.1 on the Form 6-K, filed with the Securities and Exchange Commission on May 19, 2026).
10.29	Form of Pre-Funded Warrant from Registered Offering Completed on May 18, 2026 (incorporated by reference to Exhibit 4.1 on the Form 6-K, filed with the Securities and Exchange Commission on May 19, 2026).
10.30	Debt Settlement Agreement by and between the Company and Xiaodan Liu, dated June 23, 2026 (incorporated by reference to Exhibit 10.1 on the Form 6-K, filed with the Securities and Exchange Commission on June 25, 2026).
10.31	Securities Purchase Agreement by and between the Company and Gracedan Co., Limited, dated June 23, 2026 (incorporated by reference to Exhibit 10.2 on the Form 6-K, filed with the Securities and Exchange Commission on June 25, 2026).
14.1	Code of Ethics (incorporated by reference to Exhibit 11.1 of the 2025 Annual Report (File No. 001-42416), initially filed with the Securities and Exchange Commission on April 20, 2026).
21.1	List of Subsidiaries (incorporated by reference to Exhibit 8.1 of the 2025 Annual Report (File No. 001-42416), initially filed with the Securities and Exchange Commission on April 20, 2026).
23.1**	Consent of Enrome LLP
23.2*	Consent of Beijing New Bridge Law Firm, PRC Counsel to the Company
23.3*	Consent of Appleby (included in Exhibit 5.1)
23.4*	Consent of Ortoli Rosenstadt LLP (included in Exhibit 5.2)
107*	Filing Fee Table

*	Previously filed.
**	Filed herewith.

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